UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
Date of Report (Date of earliest event reported): July 17, 2009
INCOME OPPORTUNITY REALTY INVESTORS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-14784	75-2615944

(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1800 Valley View Lane, Suite 300 Dallas, Texas	75234

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code 469-522-4200
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.01 Changes in Control of Registrant
     On July 17, 2009, Transcontinental Realty Investors, Inc., a Nevada corporation (“TCI”) acquired from Syntek West, Inc., a Nevada corporation (“SWI”) 2,518,934 Shares of Common Stock, par value $0.01 per share of Income Opportunity Realty Investors, Inc. (“IOT” or the “Issuer”) at an aggregate price of $17,884,431 (approximately $7.10 per Share), the full amount of which was paid by TCI through an assumption of an aggregate amount of indebtedness of $17,884,431 on the outstanding balance owed by SWI to IOT. The 2,518,934 Shares of IOT Common Stock acquired by TCI constituted approximately 60.4% of the issued and outstanding Common Stock of IOT on such date. TCI has owned for several years an aggregate of 1,037,184 Shares of Common Stock of IOT (approximately 25% of the issued and outstanding). After giving effect to the transaction, TCI owns an aggregate of 3,556,118 Shares of IOT Common Stock which constitutes approximately 85.3% of the Shares of Common Stock of IOT outstanding (which is a total of 4,168,214 Shares).
     TCI is a Nevada corporation which has its Common Stock listed and traded on the New York Stock Exchange (“NYSE”). Two of the directors of TCI, Robert A. Jakuszewski and Ted R. Munselle, are also directors of IOT. TCI and IOT have the same officers.
     The Shares of Common Stock of IOT acquired by TCI resulted in the cessation of ownership of any such shares by SWI or its subsidiary Syntek Acquisition Corp. (“SAC”). To the knowledge of the Issuer, no other person or entity owns or holds a significant percentage of the Common Stock of IOT or 5% or more of the outstanding Common Stock of IOT. With the acquisition by TCI of the 2,518,934 Shares, a change in control of IOT occurred on July 17, 2009. With TCI’s acquisition of the additional Shares on July 17, 2009, which increased the aggregate ownership to in excess of 80%, IOT’s results of operations may now be consolidated with those of TCI for tax and financial reporting purposes.
     To the knowledge of the Issuer, there are no arrangements or understandings among representatives of TCI and SWI or SAC or their associates with respect to the election of directors or other matters. However, a change of the Contractual Advisor of IOT from SWI to Prime Income Asset Management LLC, the Contractual Advisor to TCI has occurred (see below). As the current management of IOT (officers) and TCI are the same, it is unlikely that any request in changes in management arrangements will be made by TCI. In addition, there are no arrangements known to the Issuer, the operation of which may at a subsequent date result in a further change of control of the Issuer.
Section 8 — Other Events
Item 8.01 Other Events
     On July 17, 2009, that certain Advisory Agreement dated as of July 1, 2003 between IOT and SWI was terminated by mutual agreement. SWI had served as IOT’s advisor since July 1, 2003.
     On July 17, 2009, IOT entered into an Advisory Agreement with Prime Income Asset Management, LLC (“Prime”). The principal executive officers of Prime are also the principal executive officers of IOT. Prime also serves as a contractual advisor to TCI and American Realty Investors, Inc., a Nevada corporation (“ARL”). The Advisory Agreement dated July 17, 2009 between IOT and Prime contains substantially the same terms as the prior Advisory Agreement with SWI. A copy of the Advisory Agreement dated July 17, 2009 between IOT and Prime is attached as an exhibit.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits.
     The following documents are filed herewith as exhibits to this Report:

Exhibit
Designation	Description of Exhibit

10.2	Advisory Agreement dated July 17, 2009 between Income Opportunity Realty Investors, Inc. and Prime Income Asset Management, LLC.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly-caused this Report to be signed on its behalf by the undersigned hereunto duly-authorized.

Dated: July 20, 2009	INCOME OPPORTUNITY REALTY INVESTORS, INC.
	By:	/s/ Gene S. Bertcher
Gene S. Bertcher, Executive Vice
President and Chief Accounting Officer

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